Exhibit 15

May 9, 2005

Securities and Exchange Commission

450 Fifth Street, Northwest

Washington, D.C. 20549

Attn: Document Control

Commissioners:

We are aware that our report dated May 3, 2005, on our review of the interim financial information of 7-Eleven, Inc. and its subsidiaries (the “Company”) for the three-month period ended March 31, 2005 and included in the Company’s Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in the following Registration Statements:

On Form S-8 for:	Registration No.
7-Eleven, Inc. 1995 Stock Incentive Plan	33-63617 and 333-107574

7-Eleven, Inc. Supplemental Executive Retirement Plan for Eligible Employees	333-42731

7-Eleven, Inc. Stock Compensation Plan for Non-Employee Directors	333-68491

Such report is not a “report” or “part” of a registration statement prepared or certified by Pricewaterhouse- Coopers LLP, an independent registered public accounting firm, within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants’ liability under Section 11 does not extend to such report.

Very truly yours,

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

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